Exhibit 3.1

Docusign Envelope ID: 124A34AF - F648 - 42C8 - ADE6 - 6AFED0357C24 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Name of entity as on file with the Nevada Secretary of State: CNS PHARMACEUTICALS, INC. Entity or Nevada Business Identification Number (NVID): E0354342017 - 0 1. Entity information: Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only , complete section 1,2 3, 5 and 6) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued 3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60.7% Or No action by stockholders is required, name change only. Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 9/1/2023

Docusign Envelope ID: 124A34AF - F648 - 42C8 - ADE6 - 6AFED0357C24 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 5 c 6 ( Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) Date: Time: (must not be later than 90 days after the certificate is filed) . Effective Date and Time: (Optional) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) SEE ATTACHMENT A (attach additional page(s) if necessary) . Information Being Changed: (Domestic orporations only) X TREASURER Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. . Signature: Required) Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023

Attachment A Article 3 : The current number of shares that the Corporation shall have authority to issue is : 300 , 000 , 000 shares of common stock with a par value of $ 0 . 001 ; and 5 , 000 , 000 shares of preferred stock with a par value of $ 0 . 001 . Docusign Envelope ID: 124A34AF - F648 - 42C8 - ADE6 - 6AFED0357C24

1 or 2 - Hour Expedite Customer Order Instructions FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov SUBMIT THIS COMPLETED FORM WITH YOUR FILING USE BLACK INK ONLY - DO NOT HIGHLIGHT 1 - Hour Expedite (additional $1000.00 fee included) (additional $500.00 fee included) Processing Service Requested: ݶ 2 - Hour Expedite Date: Phone: Name of Entity: Contact Name: Return to: Return Delivery: Hold for Pick Up Mail to Address Above Other: (explain below) Fax to: FedEx: Acct # ݶ Email to: Order Description: (include items being ordered and fee breakdown) * Total Amount: *PLEASE NOTE: this office keeps the original paperwork. The first file stamped copy ordered at the time of filing is at no charge. Each additional copy is $2.00 per page (plus $30.00 for each certification). Method of Payment: Check/Money Order Credit Card (attach ePayment checklist) Use balance remaining in job # Trust Account: Nevada Secretary of State 1 - 2 Hr Customer Order Instructions Revised: 8/1/2023 D<=!>!?D *230405* CNS PHARMACEUTICALS, INC. 11/20/2025 Fennemore Craig, P.C. 7800 Rancharrah Parkway Reno, NV 89511 Diana Wheelen (775) 788 - 2209 dwheelen@fennemorelaw.com Certificate to Accompany Amended and Restated Articles with Stock Change - $175.00 2 - Hour Expedite Fee - $500.00 $675.00 751086 Docusign Envelope ID: 124A34AF - F648 - 42C8 - ADE6 - 6AFED0357C24